EXHIBIT 10(M)


                         CAMPGROUND AND AMENITIES TRUST

         THIS TRUST DECLARATION is made effective as of June 15, 1999 between the Resort Club Inventory Trust ("Trust") and Resort Club, Inc. ("Resort") a corporation of the State of Delaware.

         WHEREAS, on or about October 15, 1997 Resort acquired certain rights as a tenant from Angel Projects LLC ("Angel") granting to Resort a 25 year lease for restricted use of the Evergreen Campground Site ("Campground") all as more particularly set forth in said lease a copy of which is attached hereto as Exhibit "A"; and

         WHEREAS, on or about October 15, 1997 Resort acquired certain rights relating to the purchase and use of Excess Passes ("Passes") at the Ski area and the Great Action Park from Angel all as more particularly set forth in said agreement a copy of which is attached hereto as Exhibit "B"; and

         WHEREAS, Exhibits "A" and "B" were intended to benefit the members of Resort as set forth more particularly under the terms of each said Exhbit; and

         WHEREAS, on or about June 15, 1999 Resort transferred all of its legal and/or equitable rights to the time share units used by the aforesaid members as more particularly set forth in the Resort Club Inventory Trust ("Trust") all as more particularly set forth in said Trust attached hereto as Exhibit "C"); and

         WHEREAS, the parties are desirous of setting forth the irrevocable rights of the members, by and through the Trust, relating to the rights granted to Resort under Exhibits "A" & ""B".

                                  NOW THEREFORE

         In consideration of the premises, the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which by each of the parties hereto is hereby acknowledged, each of the parties does for itself, its successors and assigns, agree as follows:

         1. For and until the end of the term of the Campground lease, as defined under the Exhibit "A" Resort shall hold exclusively for the use and benefit of the Members ( as defined under the Resort Agreements) all rights it possess as tenant under the terms of the aforesaid Campground Lease.

a. Anything to the contrary notwithstanding this agreement shall not constitute and assignment or transfer of the legal or equitable title to the Campground Lease. Notwithstanding Resort shall at all times remain liable and responsible for the performance of all duties, obligations and liabilities under the terms of Exhibit "A".

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b.       Notwithstanding the terms of this Agreement the Trust shall have no responsibilities or liabilities to any party relative to the Campground Lease and shall have no rights to seek enforcement of its terms or rights against the Landlord or any other party except to require Resort to perform the terms of this agreement.

2. For and until the end of the term of the Passes agreement ("Exhibit"B"), Resort shall hold exclusively for the use and benefit of the Members ( as defined under the Resort Agreements) all rights it possess under the terms of the aforesaid Passes agreement.

         a. Anything to the contrary notwithstanding this agreement shall not constitute and assignment or transfer of the legal or equitable title to the Passes rights granted under Exhibit "B". Notwithstanding Resort shall at all time s remain liable and responsible for the performance of all duties, obligations and liabilities under the terms of Exhibit "B".

         b. Notwithstanding the terms of this Agreement the Trust shall have no responsibilities or liabilities to any party relative to the Passes agreement and shall have no rights to seek enforcement of its terms or rights against Angel or any other party except to require Resort to perform the terms of this agreement.

3. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto. No amendment or modification hereof shall have any force or effect unless in writing and executed by all parties.

4. Binding Affect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, their heirs, executors, administrators, successors and assigns.

5. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

6. Headings. The article headings contained in this Agreement are for reference only for the convenience of the parties. They shall not be deemed to constitute a part of this Agreement nor shall they alter or supersede the contents of the paragraphs themselves.

7. Counterparts. This Agreement will be signed in any number of counterparts with





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the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized persons or officers duly authorized as of the date specified thereon.

RESORT CLUB INVENTORY TRUST            RESORT CLUB, INC


By:  /s/John Davey                     By:  /s/Christina Riker, President
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     Trustee                                Title








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